                                                                   EXHIBIT 10.21

                                                                       EXHIBIT A

                               JA&A SERVICES, LLC
                                4000 Town Center
                                    Suite 500
                              Southfield, MI 48075

October 25, 2001




Mr. Craig H. Muhlhauser
President and Chief Executive Officer
Exide Technologies
210 Carnegie Center, Suite 500
Princeton, NJ 08540


Re: Interim Management and Restructuring Services

Dear Mr. Mulhauser:


This letter outlines the understanding between JA&A Services, LLC ("JAS") and Exide Technologies, a Delaware corporation (the "Company"), for the engagement of JAS to provide certain temporary employees to the Company to assist it in its restructuring as described below. Generally, the engagement of JAS, including any JAS employees who serve in Executive Officer positions, shall be under the approval of the Board of Directors of the Company and the direct supervision of you as President and CEO.

JAS will provide the individuals set forth on Exhibit A, herein referred to as the temporary employees ("Temporary Employees"), subject to the terms and conditions of this letter, with the titles, pay rates, and other descriptions set forth therein.

Lisa J. Donahue will serve as the Company's Chief Financial Officer and Chief Restructuring Officer, reporting to the Company's President and Chief Executive Officer. Working collaboratively with the senior management team, the Board of Directors and other case professionals, Lisa will assist the Company in evaluating and implementing strategic and tactical options through the restructuring process. Lisa's role will include the following:

.. Assist in managing the "working group" professionals who are assisting the Company in the reorganization process or who are working for the Company's various stakeholders to improve coordination of their effort and individual work product to be consistent with the Company's overall restructuring goals.

.. Work with you and your team to further identify and implement both short-term as well as long-term liquidity generating initiatives.

Mr. Craig H. Muhlhauser
October 25, 200l
Page 2


 . Assist in developing and implementing cash management strategies, tactics and processes. Work with the Company's treasury department and other professionals and coordinate the activities of the representatives of other constituencies in the cash management process.

 . Assist management with the development of the Company's revised business plan, and such other related forecasts as may be required by the bank lenders in connection with negotiations or by the Company for other corporate purposes.

 . Assist in communication and/or negotiation with outside constituents including the banks and its advisors.

 . Assist with such other matters as may be requested that fall within our expertise and that are mutually agreeable.

Robert N. Dangremond will provide assistance to Lisa J. Donahue in her role as the Chief Restructuring Officer.

We will assist in developing and implementing cash management strategies, tactics and processes. We will work with the Company's treasury department and other professionals involved in the matter and coordinate the activities of the representatives of other constituencies in the cash management process.

JAS shall be compensated for its services under this agreement at the rates set forth on Exhibit A. The Temporary Employees expected to be provided as of the date of this letter along with the nature of their commitment to the Company is set forth on Exhibit A, unless JAS and the Company agree to modify the terms of this agreement.

We will keep you informed as to our staffing and will not add additional Temporary Employees to the assignment without first consulting with you to obtain your concurrence that such additional resources are required and do not duplicate the activities of other employees or professionals.

We will commence this engagement immediately upon receipt of a signed engagement letter and retainer.

The Temporary Employees may be assisted by other professionals at various levels, as the tasks require, who would also become Temporary Employees. For purposes of semi-monthly billings, our fees will be based on the hours charged at our hourly rates, which are:

Mr. Craig H. Muhlhauser
October 25, 200l
Page 3

                        Principals                      $500 - $620

                        Senior Associates               $385 - $495

                        Associates                      $285 - $375

                        Accountants and Consultants     $200 - $280

We review and revise our billing rates effective January 1 of each year.

In addition to the monthly fees and expenses, the Company agrees to pay JAS a performance fee of: (i) $5,000,000 upon completion of an out-of-court restructuring or sale of a majority of the assets of the company, or (ii) $3,500,000 upon confirmation of a pre-packaged or pre-planned bankruptcy proceeding or similar transaction including the closing of a sale of a majority of the assets of the Company in a transaction contingent on a bankruptcy filing; or, (iii) $3,000,000 upon confirmation of a Plan of Reorganization that is neither pre-planned or pre-packaged or sale of a majority of the assets of the Company arranged within a court proceeding.

In addition to the fees set forth above, the Company shall pay directly or reimburse JAS upon receipt of periodic billings, for all reasonable out-of-pocket expenses incurred in connection with this assignment such as travel, lodging, postage, telephone and facsimile charges.

We will require a retainer of $500,000 to be applied against the time charges and expenses specific to the engagement. We will submit semi-monthly invoices for services rendered and expenses incurred as described above, and we will offset such invoices against the retainer. Payment will be due upon receipt of the invoices to replenish the retainer to the agreed upon amount. Any unearned portion of the retainer will be returned to you at the termination of the engagement.

The parties intend that an independent contractor relationship will be created by this agreement. As an independent contractor, JAS will have complete and exclusive charge of the management and operation of its business, including hiring and paying the wages and other compensation of all its employees and agents, and paying all bills, expenses and other charges incurred or payable with respect to the operation of its business. Of course, as an independent contractor, neither the Temporary Employees nor JAS will be entitled to receive from the Company any vacation pay, sick leave, retirement, pension, or social security benefits, workers' compensation, disability, unemployment insurance benefits, or any other employee benefits. JAS will be responsible for all employment, withholding, income and other taxes incurred in connection with the operation and conduct of its business. Temporary Employees will not be considered employees of the Company except for purposes of this agreement.

JAS agrees to keep confidential all information obtained from the Company, and neither JAS nor the Temporary Employees will disclose to any other person or entity, or use for any purpose other than specified herein, any information pertaining to the Company which is either non-

Mr. Craig H. Muhlhauser
October 25, 200l
Page 4

public, confidential, or proprietary in nature ("Information") which it obtains or is given access to during the performance of the services provided hereunder. The foregoing is not intended to nor shall be construed as prohibiting JAS or the Temporary Employees from disclosure pursuant to a valid subpoena or court order, but neither JAS nor such Temporary Employees shall encourage, suggest, invite or request, or assist in securing, any such subpoena or court order, and the Temporary Employees shall immediately give notice of any such subpoena or court order by fax transmission to the Company. Furthermore, JAS and the Temporary Employees may make reasonable disclosures of Information to third parties in connection with their performance of their obligations and assignments hereunder. In addition, JAS will have the right to disclose to others in the normal course of business their involvement with the Company.

Information includes data, plans, reports, schedules, drawings, accounts, records, calculations, specifications, flow sheets, computer programs, source or object codes, results, models, or any work product relating to the business of the Company, its subsidiaries, distributors, affiliates, vendors, customers, employees, contractors and consultants.

The Company acknowledges that all information (written or oral) generated by the Temporary Employees in connection with their engagement is intended solely for the benefit and use of the Company (limited to its management, including its Board of Directors) in considering the transactions to which it relates. The Company agrees that no such information shall be used for any other purpose or reproduced, disseminated, quoted or referred to with attribution to JAS at any time in any manner or for any purpose other than accomplishing the tasks referred to herein, without JAS's prior approval (which shall not be unreasonably withheld) except as required by law. This agreement will survive the termination of the engagement.

The Company acknowledges that it is hiring the Temporary Employees purely to assist the Company and its Board of Directors in the management and restructuring of the Company. This engagement shall not constitute an audit, review or compilation, or any other type of financial statement reporting or consulting engagement that is subject to the rules of the AICPA, the SSCS, or other such state and national professional bodies.

JAS employees serving as officers of the Company will be entitled to the benefit of the most favorable indemnities provided by the Company to its officers and directors, whether under the Company's by-laws, certificates of incorporation, by contract or otherwise. In the event that other JAS employees become officers of the Company, such individuals will be entitled to the same benefit.

The Company agrees that it will use its best efforts to specifically include and cover JAS employees serving as officers of the Company under the Company's policy for directors' and officers' insurance. In the event that the Company is unable to include JAS employees serving as officers of the Company under the Company's policy or does not have first dollar coverage as outlined in the preceding paragraph in effect for at least $10 million, it is agreed that JAS will attempt to purchase a separate directors' and officers' policy that will cover JAS

Mr. Craig H. Muhlhauser
October 25, 200l
Page 5


employees serving as officers of the Company only and that the cost of same shall be invoiced to the Company as an out-of-pocket cash expense. If JAS is unable to purchase such directors' and officers' insurance, then we reserve the right to terminate this agreememt. In the event that other Temporary Employees become officers of the Company, such individuals will be entitled to the same benefit. The obligations of the parties as reflected herein shall survive the termination of the engagement.

JAS's engagement to provide Temporary Employees hereunder may be terminated at any time by written notice by one party to the other; provided, however, that notwithstanding such termination JAS will be entitled to any fees and expenses due under the provisions of the agreement, including performance fees. Also, the Company shall pay JAS a breakup fee of $500,000 (in addition to any fees that may be owing to JAS pursuant to this agreement) if JAS is terminated without cause within three months of the execution of this agreement. This breakup fee is due and payable at the time of such termination unless such termination is caused by completion of a transaction that entitles JAS to a performance fee hereunder in which case no breakup fee shall be payable. Such payment obligation shall inure to the benefit of any successor or assignee of JAS. The obligations of the parties as reflected herein shall survive the termination of the engagement.

Cause shall mean (i) a JAS representative acting on behalf of the Company is convicted of a felony or, (ii) a JAS representative breeches any of his or her material obligations under this agreement or, (iii) it is determined in good faith by the Board of Directors of the Company, and after 30 days notice and opportunity to cure, that either a JAS representative engages in misconduct injurious to the Company or a JAS representative willfully disobeys or refuses to perform a lawful direction of the Board of Directors of the Company.

This letter agreement is governed by and construed in accordance with the laws of the State of Michigan with respect to contracts made and to be performed entirely therein and without regard to choice of law or principles thereof.

If we have any dispute arising between us, including any dispute with respect to this agreement, its interpretation, performance or breach, and are unable to agree on a mutually satisfactory resolution with 30 days, either party may require the matter to be settled by binding arbitration. If such arbitration shall occur, it shall be in the city of Southfield, Michigan. We shall attempt for two weeks to agree on a single arbitrator. If that effort shall fail, each party shall appoint one arbitrator. The two arbitrators so chosen shall attempt for two weeks to select a third. If they are unable to agree, the American Arbitration Association in New York City shall choose the third. The arbitration shall occur using the rules and procedures of the American Arbitration Association. The decision of the arbitrator(s) shall be final, binding and non-appealable. However, JAS agrees that this arbitration provision shall apply only to the extent that the United States Bankruptcy Court, or the United States District Court if the reference is withdrawn, does not retain jurisdiction over a controversy or claim.

Mr. Craig H. Muhlhauser
October 25, 200l
Page 6

We confirm that JAS, its employees, and its affiliates/1/ do not have any financial interest or business connection with the Company other than as contemplated by this agreement, and we know of no fact or situation that would represent a conflict of interest for us with regard to the Company. While we are not currently aware of any other relationships that connect us to any party in interest, because JAS and its affiliates serve clients on a national basis in numerous cases, both in and out of court, it is possible that JAS or its affiliates may have rendered services to, or have business associations with, other entities which had, or have, relationships with the Company, including creditors of the Company. JAS and affiliates have not, and will not perform services for, or have business connections with, any of these aforementioned entities in this matter involving the Company.

The Company agrees to promptly notify JAS if it extends (or solicits the possible interest in receiving) an offer of employment to an employee of JAS and agrees that it will pay JAS a cash fee, upon hiring, equal to 150% of the aggregate first year's annualized compensation, including any other compensation, to be paid to any person working for the Company on behalf of JAS that the Company or any of its subsidiaries or affiliates hires at any time up to two years subsequent to the date of the final invoice rendered by JAS with respect to this engagement. This agreement does not prohibit the Company from making general solicitations for employment or from soliciting for employment any individuals who have ceased to be employees or agents of JAS prior to such solicitation.

If any portion of the letter agreement shall be determined to be invalid or unenforceable, we each agree that the remainder shal1 be valid and enforceable to the maximum extent possible.

All of the above contains the entire understanding of the parties relating to the services to be rendered by JAS and may not be amended or modified in any respect except in writing signed by the parties. JAS will not be responsible for performing any services not specifically described in this letter or in a subsequent writing signed by the parties.

All notices required or permitted to be delivered under this letter agreement shall be sent, if to us, to the address set forth at the head of this letter, to the attention of Mr. Melvin R. Christiansen, and if to you, to the address for you set forth above, to the attention of your General Counsel, or to such other name or address as may be given in writing to the other party. All notices under the agreement shall be sufficient if delivered by facsimile or overnight mail. Any notice shall be deemed to be given only upon actual receipt.

In the event of a filing, the Company agrees that it will promptly apply to the Bankruptcy Court to obtain approval of our retention and retainer nunc pro tune to the date of the filing.

-----------------------------
/1/ JAS is a company that provides temporary employees. Affiliates of JAS include Jay Alix & Associates, a financial advisory and consulting firm. The System Advisory Group, providing information technology services, and the Questor funds, which are private equity funds that invest in special situations and under-performing companies.

Mr. Craig H. Muhlhauser
October 25, 2001
Page 7




If these terms meet with your approval, please sign and return the enclosed copy of this proposal and wire transfer the amount to establish the retainer.

We look forward to working with you.

Sincerely yours,

JA&A SERVICES, LLC



/s/ Lisa J. Donahue
Lisa J. Donahue
Principal

Acknowledged and Agreed to:


EXIDE TECHNOLOGIES


By:          /s/ Craig H. Muhlhauser
             ------------------------------------------------

Its:         ________________________________________________

Dated:       ________________________________________________

                                JA&A Services LLC
                        Employment by Exide Technologies

                                    Exhibit A

                               Temporary Employees
                  Individuals With Executive Officer Positions

-------------------------------------------------------------------------------------
                                                      Hourly          Commitment
       Name                   Description              Rate      Full/1/ or Part Time
-------------------------------------------------------------------------------------
Lisa J. Donahue       Chief Financial Officer &      $  500            Full Time
                      Chief Restructuring Officer
-------------------------------------------------------------------------------------


                         Additional Temporary Employees

-------------------------------------------------------------------------------------
                                                      Hourly          Commitment
       Name                   Description              Rate      Full/1/ or Part Time
-------------------------------------------------------------------------------------
Greg  Presley                     TBD                $  430            Full Time
-------------------------------------------------------------------------------------
Jon Slatkin                       TBD                $  350            Full Time
-------------------------------------------------------------------------------------
Robert N. Dangremond              TBD                $  595            Part Time
-------------------------------------------------------------------------------------


/1/ Full time is defined as substantially full time.

                               JA&A SERVICE'S, LLC
                                4000 Town Center
                                   Suite 2400
                               Southfield, MI 48075



January 16, 2002


Mr. Craig. H. Muhlhauser
President & Chief Executive Officer
Exide Technologies
210 Carnegie Center
Suite 500
Princeton, NJ 08540



Re:  Interim Management and Restructuring Services-Amendment

Dear Mr. Muhlhauser:


The purpose of this letter is to amend Exhibit A ("Revised Exhibit A") of our letter dated October 25, 2001 ("Agreement") between JA&A Services, LLC ("JAS") and Exide Technologies.

JAS will provide the Temporary Employees set forth in Revised Exhibit A, subject to the terms and conditions of the Agreement, with the titles, pay rates, and other descriptions set forth therein.

Should you have any questions regarding the above, please contact me to discuss your questions.


Sincerely yours,
JA&A Services, LLC


/s/ Lisa J. Donahue

Lisa J. Donahue
Principal

                                JA&A Services, LLC
                        Employment by Exide Technologies

                                Revised Exhibit A


                               Temporary Employees
                  Individuals With Executive Officer Positions

------------------------------------------------------------------------------------
     Name                    Description                2002          Commitment
                                                       Hourly        Full/1/ or Part
                                                        Rate              Time
------------------------------------------------------------------------------------
Lisa J. Donahue       Chief Financial Officer &         $550           Full Time
                      Chief Restructuring Officer
------------------------------------------------------------------------------------

                             Additional Temporary Employees

------------------------------------------------------------------------------------
     Name                    Description                2002          Commitment
                                                       Hourly        Full/1/ or Part
                                                        Rate              Time
------------------------------------------------------------------------------------
Kyle A. Braden        13-Week Rolling Operating         $235           Full Time
                      Cash Flow Model
------------------------------------------------------------------------------------
John P. Criso         European Accounts Receivable      $450           Full Time
                      and Accounts Payable
------------------------------------------------------------------------------------
Robert N. Dangremond  General Oversight and             $620           Full Time
                      Strategy
------------------------------------------------------------------------------------
Yair Klein            European Accounts Receivable      $235           Full Time
------------------------------------------------------------------------------------
Carter Pennington     North American Accounts           $420           Full Time
                      Receivable and Accounts
                      Payable
------------------------------------------------------------------------------------
Greg F. Presley       Overall Project Management        $470           Full Time
------------------------------------------------------------------------------------
William J. Seng       Inventory Maximazation and        $450           Full Time
                      Demand Planning Projects
------------------------------------------------------------------------------------
Jon A. Slatkin        12-Month Business Plan and        $400           Full Time
                      5-Year Business Plan
------------------------------------------------------------------------------------
Tamie Vitek           European Accounts Receivable      $300           Full Time
                      and Accounts Payable
------------------------------------------------------------------------------------

1    Full time is defined as substantially full time.

                               JA&A SERVICES, LLC
                                2000 Town Center
                                   Suite 2400
                              Southfield, MI 48075

April 1, 2002

Mr. Craig H. Muhlhauser
President & Chief Executive Officer
Exide Technologies
210 Carnegie Center, Suite 500
Princeton, NJ 08540

Re:   Interim Management and Restructuring Services - Supplement

Dear Mr. Muhlhauser:

The purpose of this letter is to supplement our letter dated October 25, 2001 ("Agreement") between JA&A Services, LLC ("JAS") and Exide Technologies ("Company") regarding the disclosure of relationships and connections that JAS has with other parties in interest for the Company.

In the Agreement, we stated the following:

"We confirm that JAS, its employees, and its affiliates/l/ do not have any financial interest or business connection with the Company other than as contemplated by this agreement, and we know of no fact or situation that would represent a conflict of interest for us with regard to the Company. While we are not currently aware of any other relationships that connect us to any party in interest, because JAS and its affiliates serve clients on a national basis in numerous cases, both in and out of court, it is possible that JAS or its affiliates may have rendered services to, or have business associations with, other entities which had, or have, relationships with the Company, including creditors of the Company. JAS and affiliates have not, and will not perform services for, or have business connections with, any of these aforementioned entities in this matter involving the Company."

Subsequent to the preparation of the Agreement, we received information from the Company to allow us to check our database for relationships that connect us to any party in interest with regard to the Company. We have now completed our review, the results of which are presented below.

------------------------

/1/ JAS is a Company that provides temporary employees. Affiliates of JAS include Jay Alix & Associates, a financial advisory and consulting firm, The System Advisory Group, providing information technology services, Partnership Services, LLC, a company that provides temporary employees, and the Questor funds, which are private equity funds that invest in special situations and under-performing companies.

Mr. Craig H. Muhlhauser
March 21, 2002
Page 2

While we know of no fact or situation which would represent a conflict of interest for us with regard to the Company, we wish to disclose the following:

     . Questor Partners Fund, L.P. ("QPF") and Questor Partners Fund II, L.P.
       ("QPF II"), a $300 million fund and an $865 million fund, respectively, are private equity funds that invest in special situations and under-performing companies.

     . Mr. Jay Alix, a principal in Jay Alix & Associates ("JA&A"), is also the
       President and CEO of Questor Management Company, the entity that manages QPF and QPF II.

     . Questor and JA&A are separate companies. JA&A, pursuant to contract, performs certain accounting and back-room services for Questor. From time to time, Questor hires JA&A as a contractor to advise it regarding a potential acquisition, and occasionally investee companies of QPF and QPF II hire JA&A.

     . Mr. Jay Alix owns interests in the general partners of QPF and QPF II.
       Mr. Albert Koch and Mr. Michael Grindfors, Chairman and Managing Principal if JA&A, respectively, each own interest in the general partner of QPF II.

     . Substantially all of the other principals of JA&A own limited partnership interests in one or more of the following entities: Questor Side-by-Side Partners, L.P., Questor Side-by-Side Partners II, L.P., and Questor Side-by-Side Partners II 3(c)(l), L.P. JA&A principals, except for Mr. Alix and Mr. Koch, are passive investors and have no voice in approving Questor's investments.

     . Some of the limited partners of QPF and/or QPF II are affiliates of financial institutions that are also lenders to companies that may have retained JA&A. The affiliates of such financial institutions are passive investors in QPF and QPF II and have no voice in approving Questor's investments. Where such situations occur, the lending relationship and investment in QPF and/or QPF II is detailed in JA&A's disclosures.

     . QPF, QPF II, Questor Side-by-Side Partners, L.P., Questor Side-by-Side
       Partners II, L.P., and Questor Side-by-Side Partners II 3(c)(l), L.P., are all related entities. The Side-by-Side funds contain, in the aggregate, 6.3% of the total Questor funds, which are in excess of $1.17 billion.

     . Alliance Capital Fund, a lender to the Company, is affiliated with limited partners in QPF and/or QPF II.

     . Allstate Life Insurance, a lender to the Company, has previously employed a JA&A employee.

Mr. Craig H. Muhlhauser
March 21, 2002
Page 3

..    Bank One (f/k/a/ National Bank of Detroit), a lender to the Company, is a current client of JA&A in matters unrelated to the Debtors. In addition, Bank One provides commercial banking services to JA&A, has previously employed a JA&A employee and is a lender to certain other current and/or former JA&A clients in matters unrelated to the Debtors.

..    Citicorp and its affiliated entities, lenders to the Debtors, are affiliated with limited partners in QPF and/or QPF II. Also, Citicorp and its affiliated entities are lenders, bondholders, and shareholders to certain other current and/or former JA&A clients in matters unrelated to the Company. JA&A was a client of Salomon Smith Barney in a matter unrelated to the Company that has been concluded.

..    Comerica, a lender to the Company, is a limited partner in QPF and QPF II, and is also a former JA&A client in matters unrelated to the Company. Comerica is a lender to certain other current and/or former JA&A clients and to QPF portfolio companies in matters unrelated to the Company. Also, Comerica is a lender to Mr. Jay Alix personally, and Mr. Koch maintains a banking relationship with Comerica and an investment, account with Comerica Securities.

..    Credit Agricole Indosuez, a lender to the Company, is a client through a bank group in a matter unrelated to the Company.

..    Dresdner Bank, a lender to the Company, has previously employed a JA&A employee.

..    Eaton Vance, a lender to the Company, is a client through a bank group in a matter unrelated to the Company.

..    First Union National Bank, a lender to the Company, is a current and former
     JA&A client in matters unrelated to the Debtors and is a lender or affiliated with lenders to certain other current and/or former JA&A clients in matters unrelated to the Debtors.

..    General Electric Capital Corporation, an affiliate of which is a lender to the Company, is a limited partner in QPF II.

..    General Motors Employees Pension, a lender to the Company, is an affiliate of the General Motors Corporation which has previously employed certain JA&A employees. Also, General Motors is affiliated with General Motors Acceptance Corporation, a former JA&A client in a matter unrelated to the Company and affiliated with a former client of The System Advisory Group ("SAG"), a subsidiary of JA&A, in a matter unrelated to the Company. Also, General Motors has entered into an indemnification agreement with another JA&A client in a matter unrelated to the Company and, in this unrelated matter, has agreed to indemnify certain JA&A employees acting on behalf of the client, as well as JA&A.

Mr. Craig H. Muhlhauser
March 21, 2002
Page 4


     . Kirkland & Ellis, a professional services provider to and large creditor of the Company, is also legal counsel on several JA&A client engagements and works with an opposing party to a JA&A client, all of which involve matters unrelated to the Company. Kirkland & Ellis also represents JA&A in an unrelated matter.

     . Kmart Corporation recently hired JA&A to lead their bankruptcy and turnaround efforts. While Kmart Corporation's voluntary petition for bankruptcy protection did not list Exide as one of its top fifty (50) unsecured claims, JA&A received information that the Company was one of Kmart's top fifty (50) unsecured creditors. We wish to bring this fact to your attention and assure you that all communications, negotiations, and/or transactions between Kmart and the Company in which JA&A and its employees will be involved, will take place at arms length.

     . KZH, a lender to the Company, is affiliated with an entity which is a client through a bank group in a matter unrelated to the Company.

     . Mitsubishi Trust & Banking, a lender to the Company, is a client through a bank group in a matter unrelated to the Company.

     . Morgan Stanley, a lender to the Company, is a vendor to JA&A and is a major bondholder and significant shareholder to various current and former JA&A clients in matters unrelated to the Company.

     . Orix Finance Corporation, a lender to the Company, has previously employed a JA&A employee.

     . Salomon Brothers Holdings, a lender to the Company, is affiliated with a limited partner in QPF.

     . Societe Generale, a lender to the Company, is a major bondholder of a current client of JA&A and was a client of JA&A in matters unrelated to the Company.

     . Textron Financial Corporation, a lender to the Company, is affiliated with a limited partner in QPF II.

     . UBS AG, a lender to the Company, is affiliated with an entity which is a major bondholder in a current client of JA&A in matters unrelated to the Company.

While we are currently not aware of any other relationships that connect us to a party in interest with respect to the Company, should other such relationships develop or come to our attention, we will notify you promptly. JAS and affiliates have not and will not represent the interests of

Mr. Craig H. Muhlhauser
March 21, 2002
Page 5


any of these aforementioned entities in matters involving the Company relevant to this Agreement.

In addition, this letter confirms that Mr. Robert Hecht has been added as the interim Chief Information Officer of the Company. Attached is an amended Exhibit A which details the titles, pay rates, and other descriptions of the temporary employees which JAS will supply the Company in accordance with the terms of the Agreement.

Should you have any questions regarding the above, please do not hesitate to contact me.

Sincerely,
JA&A SERVICES, LLC


/s/ Lisa J. Donahue

Lisa J. Donahue
Principal

                                                                       EXHIBIT A

                               JA&A SERVICES, LLC
                        Employment by Exide Technologies

                                Revised Exhibit A

    -----------------------------------------------------------------------------------------------------
                   Temporary Employees - Individuals with Executive Officer Positions
    -----------------------------------------------------------------------------------------------------
                                                                                   Hourly
        Name of Professional           Description of Function                      Rate    Commitment
    -----------------------------------------------------------------------------------------------------
        Lisa J. Donahue             Chief Financial Officer & Chief                $550.00  Full Time
                                    Restructuring Officer
    -----------------------------------------------------------------------------------------------------
        Robert Hecht                Chief Information Officer                      $420.00  Full Time
    -----------------------------------------------------------------------------------------------------


    -----------------------------------------------------------------------------------------------------
                                    Additional Temporary Employees
    -----------------------------------------------------------------------------------------------------
                                                                                   Hourly
        Name of Professional           Description of Function                      Rate    Commitment
    -----------------------------------------------------------------------------------------------------
        Kyle A. Braden              13-Week Operating Cash Flow                    $235.00  Full Time
                                    Model and contingency planning
    -----------------------------------------------------------------------------------------------------
        John P. Criso               European Accounts Receivable and               $450.00  Full Time
                                    Accounts Payable - France, UK and
                                    as needed
    -----------------------------------------------------------------------------------------------------
        Robert N.                   General Oversight and Strategy                 $620.00  Part Time
        Dangremond
    -----------------------------------------------------------------------------------------------------
        Yair Klein                  European Accounts Receivable-                  $235.00  Full Time
                                    Spain, Italy and Portugal, and as
                                    needed
    -----------------------------------------------------------------------------------------------------
        Carter Pennington           North American Accounts                        $420.00  Full Time
                                    Receivable and Accounts Payable
    -----------------------------------------------------------------------------------------------------
        Greg F. Presley             Overall Project Management and                 $470.00  Full Time
                                    implementation of initiatives
    -----------------------------------------------------------------------------------------------------
        William J. Seng             Inventory Maximization and                     $450.00  Full Time
                                    Demand Planning Projects
    -----------------------------------------------------------------------------------------------------
        Jon A. Slatkin              12-Month Business Plan and 5-Year              $400.00  Full Time
                                    Business Plan
    -----------------------------------------------------------------------------------------------------
        Tamie Vitek                 European Accounts Receivable and               $300.00  Full Time
                                    Accounts Payable - Germany,
                                    Austria and Poland and as needed
    -----------------------------------------------------------------------------------------------------